News Release

Document Security Systems, Inc. First Federal Plaza 28 East Main Street, Suite 1525 Rochester, NY 14614	Media contact: Robin Pedace Document Security Systems Director of Marketing, Public and Investor Relations Phone: 202.885.5536

For Immediate Release

Document Security Systems Reports 28%
Revenue Growth in Fourth Quarter 2007

•	Revenue increases 39% for 2007

•	Gross Profit increases 57% for 2007

•	2007 Gross Profit Margin = 52% vs. 46% in 2006

ROCHESTER, NY, March 17, 2008 — Document Security Systems, Inc. (AMEX: DMC), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, reported results for the fourth quarter and year ended December 31, 2007.

FINANCIAL RESULTS

Revenue from continuing operations for the fourth quarter of 2007 was $1.7 million, a 28% increase over $1.3 million in the fourth quarter of 2006. Revenue growth for the quarter was due to the sale of security printing and associated products which grew 42% during the period driven by demand for Medicaid-compliant tamperproof prescription paper.

Gross profit from continuing operations during the fourth quarter increased 27% to $810,000 compared with $641,000 for the same period of 2006. Gross profit percentage was 48% for the quarter as compared to 49% for the 2006 quarter. Operating expenses from continuing operations for the quarter were $3.0 million compared with $2.0 million for the same period of 2006, an increase of 46%. The increase reflects growth in compensation expense primarily due to additions to its sales and marketing and operation support personnel made during 2007. During 2007, the Company experienced significant costs as the result of its initial year of compliance under Sarbanes Oxley. In addition, the Company experienced an increase in rental costs along with moving expenses associated with the relocation of its plastic printing division, P3, into a 25,000 square foot facility. Finally, the increase in operating expenses reflects an increase in amortization of intangibles of 89% compared to the 2006 quarter, which mainly reflects the impact of the European patent litigation costs.

In the fourth quarter of 2007, the net loss was $2.2 million, or $0.16 per basic and diluted share, compared with a net loss of $1.4 million, or $0.11 per basic and diluted share, for the fourth quarter of 2006. The fourth quarter 2007 Adjusted EBITDA was a loss of $1.2 million, or $0.09 per basic and diluted share, compared with a loss of $719,000, or $0.06 per basic and diluted share, for the comparable period in 2006. (See Reconciliation of GAAP to Non-GAAP Financial Measures table).

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

Revenue from continuing operations for the full year of 2007 was $6.0 million, up 39%, or $1.7 million, over revenue from continuing operations of $4.3 million in 2006. Gross profit from continuing operations for 2007 increased 57% to $3.1 million compared with $2.0 in 2006. Gross profit percentage increased to 52% compared with 46% in 2006, reflecting the impact of the increase in technology licensing and the initial sales of its digital solution products, along with improvements in margins generated by core security printing products. Operating expenses from continuing operations for 2007 were $10.1 million compared with $6.8 million in 2006, an increase of 50%. Operating expenses during the year reflect increases in non-cash expenses of stock based payments and amortization of intangibles of 35% and 71%, respectively. For 2007, net loss for the year was $7.0 million, or $0.51 per basic and diluted share, compared with a net loss of $4.8 million, or $0.37 per basic and diluted share, during 2006. Adjusted EBITDA for 2007 was a loss of $3.8 million compared with an Adjusted EBITDA loss of $2.6 million for 2006.

Mr. Patrick White, CEO, commented, “We have made solid progress in repositioning our operations to focus on near-term opportunities created by the modern problem of counterfeiting and brand theft. Our solutions are now delivered on paper and plastic as well as digitally through Internet and software-based solutions. We believe our digital solutions will emerge as a key contributor to our financial results during 2008.”

Mr. White continued, “What we have learned is that the sales cycle in the security industry is much longer then other traditional business models. We are shortening this cycle on our side of the equation as we continue to strive to develop and implement robust sales channels particularly by increasing our efforts with large integrators. We believe this strategy sets the stage for continued growth during 2008. While results for 2007 did not meet our financial expectations, we made progress towards our long-term goals and increased the sale of our core technologies. We enter 2008 with confidence that we have the right products, the right partners, and an improved distribution channel to support our efforts going forward.”

LIQUIDITY

The Company completed the year with $743,000 in cash. The decrease in the cash position was primarily due to the payment of legal fees associated with its patent applications and defense costs and costs associated with the expansion of the Company’s plastic printing facility, as well as cash used for operations. During the fourth quarter of 2007, the Company secured access to credit facilities of up to $3.6 million over the next two years in order to satisfy potential cash requirements during 2008 and beyond. The total borrowed as of December 31, 2007 was $300,000. Management is confident that existing lines of credit are sufficient to fund current operations and litigation expenses.

FOURTH QUARTER HIGHLIGHTS

•
Document Security Systems, Inc. and Boise Cascade partner to provide doctors with enhanced security for Medicaid prescription pads. This new tightly controlled product offering specially designed for Boise Cascade meets standards set forth in Medicaid legislation regarding paper-based security features required in prescription papers starting in April 2008.

•
DMC signs licensing agreement with one of the nation’s largest government print and mail suppliers, NPC, Inc. (NPC), to deliver innovative anti-counterfeiting and authentication solutions. As part of the agreement, NPC partnered with Document Security Systems to manufacture AuthentiGuard® technology products for new customers as well as through established sales channels in the government, healthcare, and academic markets.

•
In December 2007, the nine-month opposition period ended unopposed for European Patent EP1626870B1, DMC’s eighth patent, which was issued in March 2007. This new patent is an extension of AuthentiGuard® Prism™, which is especially well suited for currency, packaging, plastic and print products. The Company has also filed seven patent applications during 2007, adding to its anti-counterfeiting and brand protection arsenal.

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

•
DMC’s Plastic manufacturing division, Plastic Printing Professionals (P3), moves into new 25,000 square foot manufacturing facility in Brisbane, California. This state-of-the-art facility is nearly five times the size of P3’s previous location and can already produce cards at a rate that is four times faster than the old facility.

EARLY FIRST QUARTER 2008 HIGHLIGHTS AND OUTLOOK

•
Former Vice Chairman of the New York Stock Exchange, Robert Fagenson was named the new Chairman of the Board of Document Security Systems. Mr. Fagenson published a “Letter to the Shareholders” outlining his vision for the Company that can be found on the Company’s website.

•
DMC’s European Patent is deemed “Valid” in the Netherlands, which gives the Company its second legal victory against the European Central Bank and the right to file for patent infringement in the Netherlands as well as Germany. The patent was previously found invalid by courts in France and the United Kingdom.

•	DMC had successful tests of its new digital prism technology on two high volume digital presses - Hewlett Packard Indigo and Xerox I-Gen.

Mr. White also commented on some first quarter 2008 events: “Management has utilized the first quarter of 2008 to stabilize and strengthen the Company’s foundation for the future. Robert Fagenson accepted the position of Chairman of the Board and his clear vision and near term objectives for the Company were defined in his recent ’2008 Letter to the Shareholders.’  We now enter the remainder of the year with clear, defined and updated strategies, goals and objectives, which are all tailored to optimize and enhance shareholder value.”

He continued, “Shareholders should be pleased with our recent court victory against the European Central Bank in the Netherlands. This is the second European country that has validated our patent, with two European countries (The U.K. and France) invalidating it. As we have said numerous times throughout this validity process we only needed to win in a single country to keep our right to file an infringement suit against the ECB and its currency printers. We now have both Germany and the Netherlands on our side of the equation and we are taking all necessary and appropriate steps in regards to pre-trial research prior to the actual filing of the infringement suit.”

Mr. White concluded, “Finally, I would also like to state that since the Euro is becoming more accepted as currency in the United States we are considering and analyzing with our attorneys a scenario in which we would file an infringement suit against the ECB, their printers and the commercial banks here in the United States.  Under this ’Welcome to America’ strategy, we would put the ECB in front of our lawyers in a New York discovery process, including detailed document discovery and face-to-face depositions, and they would need to stand and present their case in front of a New York jury.  If our legal team recommends that we move forward with this strategy, we will promptly notify our shareholders.”

Non-GAAP Financial Performance Measure

Adjusted Earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense (“Adjusted EBITDA”) is presented because the Company’s management believes it to be a relevant measure of the performance of the Company. The Adjusted EBITDA is used by the Company’s management to measure its core operating performance without certain non-cash expenditures. The reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure is presented below.

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

About Document Security Systems, Inc.

Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The Company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID Cards, internet commerce, passports and gift certificates. Document Security Systems’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement

This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

TABLES FOLLOW.

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	Three Months Ended			Year Ended

	December 31, 2007	December 31, 2006	% Change	December 31, 2007	December 31, 2006	% Change
Revenue
Security printing & products	$1,148,000	$810,000	42%	$3,913,000	$2,995,000	31%
Royalties	324,000	339,000	-4%	1,195,000	682,000	75%
Digital solutions	17,000	-	0%	201,000	-	0%
Legal products	169,000	147,000	15%	682,000	631,000	8%
Total Revenue	1,658,000	1,296,000	28%	5,991,000	4,308,000	39%

Costs of revenue
Security printing & products	774,000	572,000	35%	2,466,000	1,972,000	25%
Digital sales	4,000	-	0%	44,000	-	0%
Legal products	78,000	83,000	-6%	354,000	350,000	1%
Total cost of revenue	856,000	655,000	31%	2,864,000	2,322,000	23%

Gross profit
Security printing & products	374,000	238,000	57%	1,447,000	1,024,000	41%
Royalties	324,000	339,000	-4%	1,195,000	682,000	75%
Digital solutions	13,000	-	0%	157,000	-	0%
Legal products	91,000	64,000	42%	328,000	281,000	17%
Total gross profit	802,000	641,000	25%	3,127,000	1,987,000	57%
	48%	49%	-2%	52%	46%	13%

Operating Expenses
General and administrative compensation	564,000	460,000	23%	2,023,000	1,521,000	33%
Stock based payments	384,000	410,000	-6%	1,355,000	1,002,000	35%
Professional Fees	368,000	175,000	110%	1,404,000	1,120,000	25%
Sales and marketing	599,000	437,000	37%	1,974,000	1,049,000	88%
Depreciation and amortization	28,000	18,000	56%	89,000	92,000	-3%
Other	444,000	197,000	125%	1,129,000	590,000	91%
Research and development	106,000	90,000	18%	420,000	353,000	19%
Amortization of intangibles	495,000	262,000	89%	1,754,000	1,026,000	71%
	2,988,000	2,049,000	46%	10,148,000	6,753,000	50%

Total other income (loss), net	(10,000)	(19,000)	-47%	34,000	(66,000)	-152%

Net loss	$(2,196,000)	$(1,427,000)	54%	$(6,987,000)	$(4,832,000)	45%

Net loss per share, basic and diluted	(0.16)	(0.11)	46%	(0.51)	(0.37)	40%

Weighted average common shares outstanding, basic and diluted	13,654,364	12,958,375	5%	13,629,877	12,891,505	6%

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of December 31,

	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$742,468	$5,802,615
Accounts receivable, net of allowance
of $82,000 ($74,000 -2006)	617,320	618,622
Inventory	259,442	239,416
Loans to employees	120,732	51,895
Prepaid expenses and other current assets (including a prepaid balance with a related party of $91,000 in 2006)	487,715	172,887

Total current assets	2,227,677	6,885,435

Restricted cash	177,345	-
Fixed assets, net	1,494,540	637,732
Other assets	147,958	156,734
Goodwill	1,396,734	1,396,734
Other intangible assets, net	6,149,530	5,389,564

Total assets	$11,593,784	$14,466,199

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,795,085	$1,283,503
Accrued expenses & other current liabilities (including a related party balance of $230,000 in 2006)	818,606	877,261
Deferred revenue	732,355	564,439
Current portion of capital lease obligations	79,948	34,814

Total current liabilities	3,425,994	2,760,017

Revolving note from related party	300,000	-
Long-term capital lease obligations	294,821	50,417
Long-term deferred revenue	15,938	466,875
Deferred tax liability	200,000	-
Commitments and contingencies

Stockholders' equity
Common stock; $.02 par value; 200,000,000 shares authorized, 13,654,364 shares issued and outstanding (13,544,724 in 2006)	273,087	270,894
Additional paid-in capital	31,298,571	28,145,793
Accumulated deficit	(24,214,627)	(17,227,797)

Total stockholders' equity	7,357,031	11,188,890

Total liabilities and stockholders' equity	$11,593,784	$14,466,199

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

Consolidated Statements of Cash Flows
For the Years Ended December 31,

	2007	2006	2005

Cash flows from operating activities:
Net loss	$(6,986,830)	$(4,832,366)	$(2,842,790)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization expense	1,945,119	1,233,016	720,603
Stock based compensation	1,354,742	1,002,420	118,518
Net gain on disposal of discontinued operations	(42,906)	-	-
(Increase) decrease in assets:
Accounts receivable	1,302	(287,910)	236,897
Inventory	(20,026)	(20,465)	(81,233)
Prepaid expenses and other assets	(65,291)	(117,221)	(140,640)
Increase (decrease) in liabilities:
Accounts payable	629,792	527,327	137,670
Accrued expenses and other liabilities	247,797	52,208	161,254
Deferred revenue	(283,021)	1,031,314	-

Net cash used by operating activities	(3,219,322)	(1,411,677)	(1,689,721)

Cash flows from investing activities:
Purchase of fixed assets	(759,538)	(136,078)	(107,083)
Proceeds from the sale of discontinued operations	80,000	-	-
Restricted cash- patent litigation guarantee	(177,345)
Acquisition of business	-	(1,301,670)	-
Purchase of other intangible assets	(1,083,619)	(835,946)	(185,912)

Net cash used by investing activities	(1,940,502)	(2,273,694)	(292,995)

Cash flows from financing activities:
Repayment of long-term debt	-	(218,200)	(47,920)
Borrowing on revolving note- related party	300,000	-	-
Decrease in restricted cash	-	240,000	60,000
Repayments of capital lease obligations	(35,929)	(33,074)	(30,625)
Payment of accrued stock issuance costs	(519,619)	-	-
Issuance of common stock	355,225	5,545,778	3,296,878

Net cash (used) provided by financing activities	99,677	5,534,504	3,278,333

Net increase (decrease) in cash and cash equivalents	(5,060,147)	1,849,133	1,295,617
Cash and cash equivalents beginning of year	5,802,615	3,953,482	2,657,865

Cash and cash equivalents end of year	$742,468	$5,802,615	$3,953,482

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Document Security Systems Reports 2007 Financial Results
March 17, 2008

DOCUMENT SECURITY SYSTEMS, INC. AND SUBSIDIARIES

Adjusted EBITDA

	Three Months Ended			Year Ended

	December 31, 2007	December 31, 2006	% Change	December 31, 2007	December 31, 2006	% Change

Net Loss	$(2,196,000)	$(1,427,000)	54%	$(6,987,000)	$(4,832,000)	45%
Add back:
Depreciation	54,000	44,000	23%	191,000	207,000	-8%
Amortization of Intangibles	495,000	262,000	89%	1,754,000	1,026,000	71%
Stock based payments	384,000	410,000	-6%	1,355,000	1,002,000	35%
Interest Income	(4,000)	(9,000)	-56%	(93,000)	(60,000)	55%
Interest Expense	1,000	1,000	0%	5,000	15,000	-67%
Income Taxes	5,000	-	0%	19,000	-	0%

Adjusted EBITDA	(1,261,000)	(719,000)	75%	(3,756,000)	(2,642,000)	42%

Adjusted EBITDA loss per share, basic and diluted	(0.09)	(0.06)	50%	(0.28)	(0.20)	40%

Weighted average common shares outstanding, basic and diluted	13,654,364	12,958,375	5%	13,629,877	12,891,505	6%

Non-GAAP Financial Performance Measure

Adjusted Earnings before interest, taxes, depreciation, amortization and non-cash stock based compensation expense (“Adjusted EBITDA”) is presented because the Company’s management believes it to be a relevant measure of the performance of the Company. The Adjusted EBITDA is used by the Company’s management to measure its core operating performance without certain non-cash expenditures. The reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP measure is presented above.

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